Exhibit 99.1

ATWOOD OCEANICS ANNOUNCES FIRST QUARTER EARNINGS GUIDANCE
FOR IMMEDIATE RELEASE
HOUSTON, January 13, 2016 -- Atwood Oceanics, Inc. (NYSE: ATW) provided earnings guidance today for its fiscal year 2016 first quarter ended December 31, 2015 due to unusual market volatility.
The Company expects first quarter earnings to be in the range of approximately $70 million to $78 million ($1.05 to $1.20 per diluted share) on revenues of approximately $300 million to $310 million, prior to consideration of two pending items which are under review and discussed below. Fleet revenue efficiency for the first quarter was approximately 99%. Contract drilling costs are expected to total approximately $135 million to $145 million for the first quarter.
The Company is evaluating a potential impairment adjustment to the valuation of the Atwood Falcon and its associated inventory of materials and supplies as the rig approaches its scheduled contract end date. This impairment, if implemented, is estimated to be approximately $50 million to $70 million. In addition, the Company expects collection of insurance proceeds of approximately $10 million to $15 million related to mooring system repairs on the Atwood Osprey. Final results for the first quarter will depend on the outcome of the review of these two items.
The Company plans to release its fiscal 2016 first quarter financial results after the market closes on Tuesday, February 2, 2016. The Company will hold its conference call and webcast in conjunction with its 2016 first quarter earnings release on Wednesday, February 3, 2016, and will provide conference call details the week of January 18, 2016.
Atwood Oceanics, Inc. is a leading offshore drilling contractor engaged in the drilling and completion of exploratory and developmental wells for the global oil and gas industry. The Company currently owns 11 mobile offshore drilling units and is constructing two ultra-deepwater drillships. The Company was founded in 1968 and is headquartered in Houston, Texas. Atwood Oceanics, Inc. common stock is traded on the New York Stock Exchange under the symbol "ATW."
As part of our ongoing commitment to our shareholders, Atwood Oceanics uses a variety of Social Networks sites to disseminate company information. For a full list of the official Social Media pages for Atwood Oceanics, please visit the Social Media Disclaimer page of our IR site at: http://ir.atwd.com/GenPage.aspxIID=4010374&GKP=210376.

Contact: Mark W. Smith
Senior Vice President and CFO
(281) 749-7840

Forward Looking Statements and Other Legal Disclosure

Because the 2016 first fiscal quarter has recently ended, the unaudited financial information presented above reflects estimates based only upon preliminary information available to the Company as of the date hereof, is not a comprehensive statement of the Company’s financial results or position as of or for the quarter ended December 31, 2015, and has not been audited or reviewed by the Company’s independent registered public accounting firm. The Company’s consolidated financial statements and operating data as of and for the quarter ended December 31, 2015 may vary from the preliminary financial information provided herein due to the completion of the Company’s financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the quarter are finalized. Such variation may be material; accordingly, investors should not place undue reliance on these preliminary estimates.

Statements contained in this press release with respect to the future, including expected earnings and anticipated adjustments, are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements are subject to numerous risks, uncertainties and assumptions and actual results could differ materially from those anticipated as a result of various factors including: uncertainties related to the level of activity in offshore oil and gas exploration and development; oil and gas prices; competition and market conditions in the contract drilling industry; our ability to enter into and the terms of future contracts; possible cancelation or suspension of drilling contracts; the availability of qualified personnel; labor relations; operating hazards and risks; terrorism and political and other uncertainties inherent in foreign operations (including risk of war, civil disturbances, seizure or damage to equipment and exchange and currency fluctuations); the impact of governmental and industry laws and regulations; and environmental matters. These factors and others are described and discussed in our most recently filed annual report on Form 10-K, in our Forms 10-Q for subsequent periods and in our other filings with the Securities and Exchange Commission which are available on the SEC's website at www.sec.gov. Each forward looking statement speaks only as of the date of the particular statement and we undertake no duty to provide guidance in the future, or update the content of this press release or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.